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                                                                  Exhibit (d)(3)
                                                                  -------------

                           NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of March 29, 2001, by and among PURE RESOURCES, INC., a Delaware corporation ("Parent"), HALLWOOD ENERGY CORPORATION, a Delaware corporation (the "Company"), and THE HALLWOOD GROUP INCORPORATED, a Delaware corporation ("Hallwood Group"), which beneficially owns shares of Common Stock of the Company.

                                   RECITALS

     A. The Company is engaged in the following business (the "Business"): development, exploration, acquisition and production of oil and gas properties, including, without limitation, (i) the ownership of oil and gas property interests (including, without limitation, oil and gas leases, working interests, mineral fee interests and royalty and overriding royalty interests), (ii) the ownership and operation of real and personal property used or useful in connection with exploration for Hydrocarbons, the development of Hydrocarbon reserves upon discovery thereof and the production of Hydrocarbons from wells located on oil and gas properties and (iii) the ownership of equity interests in corporations, partnerships or other entities engaged in the exploration, development, transportation, marketing and production of Hydrocarbons from wells located on oil and gas properties. For the purposes of this Agreement, "Hydrocarbons" means oil, gas, or other liquid or gaseous hydrocarbons and other substances produced in association therewith.

     B. Parent, PURE RESOURCES II, INC., a Delaware corporation and wholly owned subsidiary of Parent ("Purchaser"), and the Company are parties to that certain Agreement and Plan of Merger dated as of March 29, 2001 (the "Merger Agreement"), providing for the merger of Purchaser with and into the Company (the "Merger").

     C. As a condition and essential inducement to Parent's and Purchaser's willingness to enter into the Merger Agreement and in consideration of the transactions contemplated by the Merger Agreement, Hallwood Group has agreed to the provisions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements in the Merger Agreement, the payment by Parent to Hallwood Group of $7,250,000 upon the Closing, as defined in the Merger Agreement, of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hallwood Group hereby covenants and agrees as follows:

     1. NONCOMPETITION AND CONFIDENTIALITY.

        (a) Without the prior written consent of Parent and the Company, during the period commencing on the date hereof and ending on the date that is three years after the

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     Effective Time (as defined in the Merger Agreement), Hallwood Group and its
     Affiliates shall not:

               (i) directly or indirectly (including, without limitation, through any existing or future Affiliate or any other entity or person Hallwood Group is in any way associated with), own, manage, operate, control, enable (whether by license, sublicense, assignment or otherwise) or otherwise engage or participate in, or be connected as a shareholder, director, officer, employee, partner, member, lender, guarantor, agent or advisor of, or consultant to, any corporation, limited liability company, partnership, joint venture or other entity or person that, directly or indirectly, engages or competes in the Business in the counties of Dawson, Gaines, Glasscock, Howard, Martin, Midland, Reagan and Wheeler within the State of Texas and the counties of Chaves, Eddy, Lea and San Juan within the State of New Mexico and the county of La Plata within the State of Colorado; and

               (ii) compete with the Company or its Affiliates for any acquisition, prospect or project that the Company or its Affiliates, at any time during the three-year period prior to the date hereof, was pursuing (other than any acquisition, prospect or project pertaining to properties sold by the Company or any of its Affiliates during the three-year period prior to the date hereof), as evidenced by (i) the expenditure of funds by the Company or any of its Affiliates, (ii) a recommendation by personnel of the Company or any of its Affiliates for an expenditure of funds (other than nominal administrative expenditures) or (iii) inclusion or proposal for inclusion in the capital expenditure budget of the Company or any of its Affiliates; and the Hallwood Group and its Affiliates shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for the benefit of the Hallwood Group or its Affiliates or for the benefit of anyone else, any trade secrets, confidential dealings, or other confidential or proprietary information of any kind, nature, or description (whether or not acquired, learned, obtained, or developed by the Hallwood Group or its Affiliates alone or in conjunction with others) belonging to or concerning the Company or any of its affiliates, except (i) with the prior written consent of the Company duly authorized by its Board of Directors after the date of a Change of Control, (ii) for information
          (x) that becomes generally available to the public other than as a result of unauthorized disclosure by the Hallwood Group or its Affiliates or (y) that becomes available to the Hallwood Group or its Affiliates on a nonconfidential basis from a source other than the Company or its affiliates who is not bound by a duty of confidentiality, or other contractual, legal, or fiduciary obligation, to the Company, or (iii) as required by applicable law or legal process. The Company agrees that after the date hereof, the Hallwood Group and its Affiliates may engage directly or indirectly in the oil and gas business and may apply the knowledge, experience and opinions of the Hallwood Group's officers and employees to those activities.

          (b) "Affiliate", as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect

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     common control with such other person or entity, or any corporation, partnership or other entity in which such person or entity owns an equity interest of 5% or greater.

     2. EMPLOYEE HIRING MORATORIUM. During the period commencing on the date hereof and ending on the date that is six months after payment for any shares of Company Stock (as defined in the Merger Agreement) pursuant to the Offer (as defined in the Merger Agreement), neither Hallwood Group nor any of its Affiliates shall, either on its, his or their own account or for any corporation, limited liability company, partnership or other entity or person (including, without limitation, through any existing or future Affiliate of Hallwood Group), hire any person who presently is an employee of the Company or any existing or future Affiliate of the Company (whether or not he or she remains an employee of the Company, unless such employee has been involuntarily terminated by the Company).

     3. STAY OF TIME. In the event a court of competent jurisdiction or other entity or person mutually selected by the parties to resolve any dispute (collectively a "Court") has determined that Hallwood Group or its Affiliates has violated the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall be extended for the period of time from the date such violation commenced through the date that the Court determines that such violation has permanently ceased.

     4. INJUNCTIVE RELIEF. Hallwood Group acknowledges that failure to comply with this Agreement will irreparably harm the Company's business and that the remedy at law for any breach of this Agreement is and will be inadequate. Therefore, in the event of a breach or threatened breach by Hallwood Group of this Agreement, the Company shall be entitled to an injunction restraining Hallwood Group from breaching or otherwise violating any provision of this Agreement and/or specific performance without the posting of bond or other security. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Hallwood Group.

     5. LICENSE. The Hallwood Group acknowledges and agrees that until dates specified in Section 6.13 of the Merger Agreement, the Company and its subsidiaries may continue to freely use the names and trademarks they are using as of the date of this Agreement, and the Hallwood Group agrees not to take any action directly or indirectly to stop or interfere with the use of such names and trademarks by the Company and its subsidiaries during such period.

     6. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of telecopier, on the date sent if confirmation of receipt is

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received and such notice is also promptly mailed by registered or certified mail
(return receipt requested), (C) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (D) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

          if to Parent or the Company, to:

          Pure Resources, Inc.
          500 West Illinois
          Midland, Texas 79701
          Telecopier: (915) 498-3863
          Attention: Mr. Jack Hightower

          with a copy to:

          Thompson & Knight L.L.P.
          1700 Pacific Avenue, Suite 3300
          Dallas, Texas 75201
          Telecopier: (214) 969-1751
          Attention: Mr. Joe Dannenmaier

          if to Hallwood Group, to:

          The Hallwood Group Incorporated
          3710 Rawlins Street, Suite 1500
          Dallas, Texas 75219
          Telecopier: (214) 525-8855

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

     7. SEPARATE COVENANTS. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of the Company and Hallwood Group that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of the Company or Hallwood Group that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall

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refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure the Company of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

     8. SEVERABILITY. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather the Agreement shall be construed, insofar as the laws of that state or other jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

     9. GOVERNING LAW; CONSENT TO JURISDICTION; CERTAIN WAIVERS. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Texas. Each of the parties hereto consents to the jurisdiction of any state or federal court located within the Dallas metropolitan area of the State of Texas and irrevocably agrees that all actions or proceedings relating to this Agreement shall be litigated in one of such courts, and each of the parties waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court and waives personal service of any and all process upon it, and consent to all such service of process made in the manner set forth in Section 6. Nothing contained in this
Section 9 shall affect the right of any party to serve legal process on any other party in any other manner permitted by law. The parties hereto waive all rights to a jury trial in connection with actions arising in connection with this Agreement.

     10. AMENDMENTS AND WAIVERS.

         (a) This Agreement may be modified only by a written instrument duly executed by each party hereto.

         (b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under applicable law.

     11. ATTORNEYS' FEES. Should any litigation, arbitration or other proceeding be commenced between the parties concerning this Agreement (including, without limitation, the enforcement hereof and the rights and duties of the parties hereunder), the party prevailing shall

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be entitled, in addition to such other relief as may be granted, such party's attorneys' fees in connection with such litigation, arbitration or other proceeding.

     12. ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement and the ancillary documents executed in connection therewith, contains the entire understanding of the parties, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

     13. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which, when taken as a whole, shall constitute one and the same instrument.

     14. SECTION HEADINGS AND REFERENCES. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof. All references to a Section are references to a Section of this Agreement, unless otherwise specified, and include all subparts thereof.

     15. ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that the Company may assign its rights hereunder, without the consent of Hallwood Group, to any existing or future Affiliate of the Company or Parent and to any person or entity that acquires or succeeds to all or any part of the Business. No such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     16. FURTHER ASSURANCES. From time to time, at the Company's request and without further consideration, Hallwood Group shall execute and deliver such additional documents and take all such further action as reasonably requested by Company, to make effective, in the most expeditious manner possible, the terms of this Agreement.

     17. EXPENSES. Each party hereto shall pay its own expenses in connection with this Agreement.

     18. EARLY TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement shall terminate and be of no further force and effect in the event that the Merger shall not occur and the Merger Agreement is terminated in accordance with its terms.

     19. CAPITALIZED TERMS. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.


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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                    PURE RESOURCES, INC.


                                    By: /s/ Jack Hightower
                                       ---------------------------------
                                       Name: Jack Hightower
                                            ----------------------------
                                       Title: President
                                             ---------------------------

                                    HALLWOOD ENERGY CORPORATION


                                    By: /s/ William L. Guzzetti
                                       ---------------------------------
                                       Name: William L. Guzzetti
                                             ---------------------------
                                       Title: President
                                              --------------------------

                                    THE HALLWOOD GROUP
                                    INCORPORATED


                                    By: /s/ William L. Guzzetti
                                       ---------------------------------
                                       Name: William L. Guzzetti
                                             ---------------------------
                                       Title: Executive Vice President
                                             ---------------------------

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